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                                                                    EXHIBIT 23.1

                                                          [ARTHUR ANDERSEN LOGO]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Household International, Inc,
Household Capital Trust VI

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (registration numbers 333-53862 and 333-53862-01) relating to the offering of up to 8,000,000
Preferred Securities of Household Capital Trust VI and Junior Subordinated Deferrable Interest Notes of Household International, Inc., filed with the Securities and Exchange Commission on or about January 17, 2001 of our report dated January 14, 2000, included in Household International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
January 22, 2001